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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64681 and 333-64683) of NOVA Corporation of our report dated September 25, 1998 relating to the consolidated financial statements of PMT Services, Inc., which appears in the Current Report on Form 8-K/A of NOVA Corporation dated December 8, 1998.


/s/ PricewaterhouseCoopers LLP
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Nashville, Tennessee
December 8, 1998